Exhibit 10.20

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”) is executed on December 16, 2022 (the “Signing Date”) to be effective as of September 30, 2022 (the “Effective Date”) and entered into by and between Catalent Pharma Solutions, LLC, a Delaware limited liability company with offices at 14 Schoolhouse Road, Somerset, New Jersey, 08873 (“Catalent”), and Humanigen Inc. (f/k/a KaloBios Pharmaceuticals, Inc.), a Delaware corporation with offices at 830 Morris Turnpike, 4th Floor, Short Hills, NJ 07078-2625 (for itself and on behalf of its affiliates, “Humanigen”). Humanigen and Catalent are collectively referred to herein as the “Parties”.

R E C I T A L S

WHEREAS, Catalent and Humanigen are parties to that certain Development and Manufacturing Agreement, dated as of June 16, 2005 (the “DMA”), pursuant to which Catalent provided the development and manufacturing of certain drug products (the “Products”) to Humanigen.

WHEREAS, pursuant to that certain Multiple Facility Clinical Supply and Services Agreement (the “MSA”) dated July 31, 2020, by and between Catalent and Humanigen, Catalent has continued to provide Products for Humanigen and, in turn, has invoiced Humanigen for such Products.

WHEREAS, as of the Signing Date of this Agreement, Humanigen owes Catalent at least $14,672,847.26 (the “Outstanding Balance”) and Humanigen has received additional invoices that are not yet due in the amount of at least $534,323.53 (the “Invoices”) for Products and Services provided to Humanigen by Catalent pursuant to the terms of the Cell Line Sale Agreement and the MSA.

WHEREAS, as of the Signing Date of this Agreement, Catalent has completed or is performing at least $720,600.00 worth of Services for which Catalent has not yet rendered invoices to Humanigen (the “In-Flight Work”).

WHEREAS, as of the Signing Date of this Agreement, Humanigen owes Catalent at least $6,827,680.00 for Batch Cancellation/Postponement Fees1 (the “Cancellation Fees” and, together with the Outstanding Balance, Invoices, and In-Flight Work, the “Obligations”). Catalent will retain ownership of any unused resins that were procured for Humanigen.

WHEREAS, by letter July 29, 2022, Catalent provided formal notice of Humanigen’s breach under Section 10.2.1 the MSA and demanded payment in full of the Outstanding Balance.

_______________________________

1 Capitalized terms not defined herein shall have the same meanings as ascribed to them in the MSA.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

WHEREAS, the Parties have decided to enter into this Agreement in a good faith effort to ensure the continued provision of Products to Humanigen as provided herein and to provide for the orderly payment in satisfaction of the Obligations to Catalent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties hereby agree as follows:

Section 1. Acknowledgements; Releases.

(a)       Incorporation of Recitals. Humanigen and Catalent acknowledge and agree that the recitals set forth above are true and correct and incorporated herein by reference.

(b)       Catalent Claims. As used in this Agreement, “Catalent Claims” means all obligations and all amounts accrued, accruing, due or payable which Humanigen owes Catalent under the MSA, including without limitation all claims, causes of action, liabilities, remedies, or losses of every nature and description, whether known or unknown, whether arising under federal, state, common, or foreign law, whether individual or derivative in nature, that arise out of, are based upon, or are related to the following matters:

(i)	the payment Obligations identified herein as identified in Exhibit A-1 through the Signing Date, plus any previously accrued and accruing interest thereon and costs and expenses;

(ii)	any payment defaults under the MSA up to and through the Signing Date, which could be declared by Catalent;

(iii)	any price, penalty or payment provision of the MSA that give rise to the Obligations or other Catalent Claims;

(iv)	[***];

(v)	any defenses, claims, setoffs, discounts, counterclaims of any kind or nature whatsoever which could be asserted by Catalent related to the Humanigen Claims; and

(vi)	the Obligations and other claims further outlined Exhibit A-1 attached hereto;

provided, however, that the Catalent Claims shall exclude the obligations of Humanigen which are (i) expressly specified Exhibit B-1 attached hereto (the “Humanigen Surviving Obligations”), (ii) for services provided from Catalent sites that are not routed through Bloomington and Madison, or (iii) for services provided under agreements with Catalent or its Affiliates under agreements other than the MSA at Bloomington and Madison. Catalent, on behalf of its sites in Bloomington and Madison, confirms and agrees that no unpaid invoices have been issued, and no amounts are accrued, accruing, due or payable, which are not listed in Exhibit A-1, prior to the Signing Date.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

(c)      Release of Catalent Claims. Catalent, on behalf of itself and its affiliates, and each of their respective shareholders, directors, officers, employees, agents, attorneys, advisors, and representatives, and the predecessors, successors, and assigns of each of the foregoing persons and entities, hereby fully, finally, and forever compromises, settles, releases, resolves, relinquishes, waives, and discharges Humanigen and its affiliates, and each of their respective shareholders, directors, officers, employees, agents, attorneys, advisors, representatives, and insurers, and the predecessors, successors, and assigns of each of the foregoing persons and entities, from and against any and all Catalent Claims.

(d)      Humanigen Claims. As used in this Agreement, “Humanigen Claims” means all amounts accrued, accruing, due or payable before or on the Signing Date which Catalent owes Humanigen, including without limitation all claims, causes of action, liabilities, remedies, or losses of every nature and description, whether known or unknown, whether arising under federal, state, common, or foreign law, whether individual or derivative in nature, that arise out of, are based upon, or are related to the following matters:

(i)	any defaults or any claims that Humanigen may have under the MSA up to and through the Signing Date which could be declared by Humanigen;

(ii)	for purposes of Section 4.2 of the MSA, any claim of non-conformity for the future single scheduled run on Vial Line 1, unless such Product nonconformity is “Catalent Nonconforming Product” directly caused by Catalent’s willful misconduct (rather than “Catalent’s negligent acts or omissions” as specified in Section 4.1.1 of the MSA);

(iii)	any price, penalty or payment provision of any of the MSA that give rise to the Humanigen Claims; or

(iv)	any defenses, claims, setoffs, discounts, counterclaims of any kind or nature whatsoever which could be asserted by Humanigen related to the Catalent Claims;

provided, however, that the Humanigen Claims shall exclude the obligations of Catalent which are expressly specified (i) in Exhibit B-2 attached hereto (the “Catalent Surviving Obligations”) and (ii) in Section 7.2 (Catalent’s Indemnification Obligations) of the MSA.

(e)       Release of Humanigen Claims. Humanigen, on behalf of itself and its affiliates, and each of their respective shareholders, directors, officers, employees, agents, attorneys, advisors, and representatives, and the predecessors, successors, and assigns of each of the foregoing persons and entities, hereby fully, finally, and forever compromises, settles, releases, resolves, relinquishes, waives, and discharges Catalent and its affiliates, and each of their respective shareholders, directors, officers, employees, agents, attorneys, advisors, representatives, and insurers, and the predecessors, successors, and assigns of each of the foregoing persons and entities, from and against any and all Humanigen Claims.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

(f)       Future Work. Unless otherwise agreed in writing by the Parties, Catalent sites at Madison and Bloomington shall cease all work for Humanigen except for the following:

(i)	all work listed as “In-Flight” in Exhibit A-1;

(ii)	[***]; and

(iii)	all work listed as “Continued Work” in Exhibit B-3 (for stability work, on a per timepoint basis as requested by Humanigen). For avoidance of doubt, the “Continued Work” shall not be considered part of the Catalent Surviving Obligations and it is not included in the scope of this Agreement and shall require separate payment on behalf of Humanigen to Catalent at the prices previously agreed in the relevant Project Plan. For further clarity, Catalent shall not be obligated to perform the Continued Work without reaching prior agreement with Humanigen with respect to the payment obligations for such Continued Work, which may require pre-payment in Catalent’s sole discretion. As it relates to the stability studies, pre-payment would be (i) per stability time point tested (given that Humanigen may discontinue stability testing for specific batches by notice to Catalent) and (ii) align to how the invoicing is specified in each stability Project Plan.

The Parties agree that all other Project Plans from Bloomington and Madison under the MSA are either completed or terminated by mutual agreement with all amounts accrued, accruing, due or payable included within the Catalent Claims. For avoidance of doubt, any storage fees after the Effective Date associated with any completed or terminated Project Plans pursuant to this section shall survive and are not included within the scope of this Agreement. For further clarity, Catalent reserves all rights, including, but not limited to, the rights afforded to Catalent pursuant to Section 3.9.7 of the MSA in the event Humanigen fails to make payment for any future amounts owed not included in this Agreement.

(g)       Unknown Claims. The Parties hereto acknowledge that there is a risk that subsequent to the execution of this Agreement, a Party may discover, incur, or suffer from claims which were unknown or unanticipated at the time this Agreement was executed, including, without limitation, unknown or unanticipated claims which, if known, may have materially affected a Party’s decision to execute this Agreement. The Parties acknowledge that they are assuming the risk of such unknown and unanticipated claims and agree that this Agreement applies thereto. The Parties expressly waive the benefits of any law that preserves claims not known or suspected to exist in their favor which, if known or anticipated, would have materially affected the execution of this Agreement.

(h)       Survival. Anything else in this Agreement notwithstanding, the Parties do not release any Party from any claims related to the enforcement of this Agreement.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

Section 2.        Settlement Amount and Payment

(a)       Settlement Amount. In full satisfaction of the Obligations, Humanigen agrees to pay the Catalent a one-time payment in the amount of $12,000,000.00 (the “Settlement Amount”).

(b)       Payment. Humanigen shall pay Catalent the Settlement Amount within 10 business days of the Signing Date of this Agreement.

(c)       Full Satisfaction. Upon Catalent’s receipt of the Settlement Amount in full, Humanigen shall have satisfied all of its payment obligations under the MSA prior to and through the Signing Date as further outlined in Exhibit A-1 for Products and Services provided prior to or on the Signing Date (for avoidance of doubt this excludes the Continued Work identified in Exhibit B-3), and Catalent shall waive and release Catalent’s rights to pursue other payments, claims, or invoices that are owed by Humanigen to Catalent for the Catalent Claims. For clarity, in the event that Humanigen does not timely pay the Settlement Amount, then this Agreement shall become null and void and Humanigen shall owe to Catalent the full amount of Obligations, pending any defenses, claims, setoffs, discounts, counterclaims of any kind or nature whatsoever which could be asserted by Humanigen.

Section 3.        Representations and Warranties.

To induce each Party to enter into this Agreement, each Party hereby represents and warrants to the other Party that:

(a)       Authorization; Binding Obligations. Such Party has all requisite power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action by such Party. This Agreement has been duly executed and delivered by such Party and is the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)       Ownership of Claims. Each Party represents and warrants that such Party has not assigned or transferred, or purported to assign or transfer, any claim or claims, or any portion thereof, or any interest therein, that is related to the subject matter of this Agreement. In the event of such transfer or assignment, each Party shall provide notice within thirty (30) days, or as soon as is practicable.

(c)       Conditions to Effectiveness; Payment. This Agreement shall become effective as of the date set forth above (the “Effective Date”) only upon receipt by each Party of counterparts of this Agreement duly executed by the other Party.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

Section 4.        Insolvency/Clawback Procedure.

In the event that Humanigen becomes a debtor or an alleged debtor in a case filed under chapters 7 or 11 of the Bankruptcy Code or an assignor in an assignment for the benefit of creditors proceeding, or is placed into receivership or other similar insolvency proceeding; and thereafter Catalent is required to defend, refund or repay some or all of the Settlement Amount as a result of a demand or action alleging that that Catalent’s receipt of the Settlement Amount is voidable as a preferential transfer or fraudulent conveyance (a “Clawback Event”), then Humanigen and Catalent agree that Catalent shall be entitled to assert as a claim the full amount of the Obligations that Catalent claims is due and owing, minus any portion thereof retained by Catalent.

Section 5.        Miscellaneous.

(a)      Indemnification; Fees and Expenses. The prevailing Party shall be entitled to recover all fees and expenses incurred by such Party (including reasonable attorneys’ fees) in any action or proceeding in connection with the enforcement of this Agreement and any acts contemplated hereby.

(b)      Time is of the Essence. Time shall be of the strictest essence in the performance of each and every one of each Party’s obligations hereunder.

(c)      No Termination. Neither Party shall have a right for termination of this Agreement.

(d)      Voluntary Agreement. Catalent and Humanigen understand that this is a legally binding agreement that may affect each Party’s respective rights. Each Party represents to the other Party that it has received legal advice from counsel of its choice in connection with the negotiation, drafting, meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it. Each Party (i) has entered into this Agreement freely and voluntarily, without coercion, duress, distress or undue influence by the other Party or any other person or entity affiliated with the other Party or any of their respective directors, offices, partners, agents or employees; and (ii) acknowledges and agrees that the terms and provisions of this Agreement do not conflict with, and are consistent with, the manner in which each of them has determined to conduct its affairs.

(e)      Construction. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against any Party by reason of the rule of construction that a document is to be construed more strictly against the Party who itself or through its agent prepared the same.

(f)      Binding Agreement. On and as of the Signing Date (subject to Humanigen’s full satisfaction of its payment obligations herein), this Agreement shall be effective as to, and for the benefit of, Humanigen or Catalent, and thereupon shall be binding upon and inure to the benefit of each of such signatory Parties and their respective heirs, successors and assigns.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

(g)      Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(h)      Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(i)      Confidentiality. The existence and terms of this Agreement shall remain confidential, except as required by law, regulation, stock exchange requirement, court order, or other exceptions agreed to by the Parties (such exceptions to include disclosures to their accountants, auditors, attorneys, advisors, insurance providers, lenders, rating agencies, and regulators, but only to the extent that such recipient of such disclosure is required to maintain as strictly confidential the existence and terms of this Settlement Agreement). No Party shall make, or cause any other individual or entity to make, any public statement regarding the Settlement Agreement.

(j)      Counterparts. This Agreement may be executed in any number of counterparts, including .pdf or electronic signature, and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[signature page follows]

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CATALENT PHARMA SOLUTIONS, LLC

By:	/s/ Vikalp Mohan
Name: Vikalp Mohan
Title: Vice President, Head of Drug Substance
Date: 12/16/2022

HUMANIGEN, INC.

By:	/s/ Cameron Durrant
Name: Dr. Cameron Durrant, MD, MBA, DRCOG, MRCGP, FLSW
Title: Chairman and Chief Executive Officer

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

EXHIBIT A: RELEASED CLAIMS

[***]

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

EXHIBIT B: PARTIES’ CONTINUING OBLIGATIONS

B-1: Surviving Humanigen Obligations

1.	Future contracted Drug Product run Batch Fees or Project Services (for avoidance of doubt, this does not include, and the project service fees shall not apply, for the Agreed Single Batch production run on Vial Line 1 that the Parties are working in good faith to schedule before April 2023, which the Parties agree is included in Catalent’s Surviving Obligations).

2.	Future Pass Through Costs, Stock Materials and Components, and PPF Kits.

3.	Future stability testing/reporting costs ( for pull points after September, 2022 stability pulls as further described in the Continued Work listed in Exhibit B-3).

4.	Future shipping costs.

5.	Future storage costs.

6.	Future quality costs to support ongoing stability studies, including, but not limited to requalification of reference standard and critical reagents (such as used for ELISA).

Non-MSA Amounts

7.	Any invoices and/or in-flight work for other Catalent sites that are not routed through Bloomington and Madison.

8.	Any further licensing, milestone, or other similar and/or related fees or payments associated with any agreement other than the MSA between the Parties, including, but not limited to the DMA and the GPEx® Derived Cell Line Agreement.

9.	For avoidance of doubt, Catalent will retain ownership of any unused resins that were procured for Humanigen.

B-2: Surviving Catalent Obligations

1.	[***]

2.	Pending Reports. Catalent shall deliver (as delivery is defined in the MSA) any outstanding reports, product, batch records, data and similar information arising out of the applicable SOW or Project Plans listed in Exhibit A-1 within (i) fifteen (15) business days for reports completed as of the Signing Date or (ii) forty five (45) business days of receipt by Catalent of full payment of the Settlement Amount for all other reports that are not completed as of the Signing Date. The cost for such reports is included within the Catalent Claims.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

B-3: Continued Work

1.	Pulled stability timepoints between Sept 30th and Signing Date which were not terminated by Humanigen.

2.	The following future stability testing points, associated storage fees, and activities described below:

[***]

3.	Storage of working cell banks.

4.	All storage fees beyond the Effective Date.

* * * * *